SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2004

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-06446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Item 9.  Regulation FD Disclosure

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

     Representatives of Kinder Morgan, Inc. ("KMI"), Kinder Morgan Energy Partners, L.P. ("KMP") and Kinder Morgan Management, LLC ("KMR") intend to make a presentation on March 24, 2004 at the Morgan Stanley Global Electricity & Energy Conference to address the fiscal year 2003 results, the fiscal year 2004 outlook, and other business information about KMI, KMP and KMR. Prior to the presentation, interested parties will be able to view the materials presented at the conference by visiting KMI’s web site at:
http://www.kindermorgan.com/investor/presentations. Interested parties may also access the presentation by audio webcast, both live and on-demand. The live and on-demand presentation can be accessed at:
http://customer.talkpoint.com/MORG007/032404a_cf/default.asp?entity=kinder by completing the registration page. The live presentation is scheduled to begin at 3:45 p.m. E.S.T. The on-demand webcast of the presentation will remain available for 180 days.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: March 23, 2004	By:	/s/	JOSEPH LISTENGART
Joseph Listengart Vice President and General Counsel